         SECOND AMENDMENT, dated as of June 30, 1999 (this "Amendment"), to the Credit Agreement, dated as of May 28, 1998 (the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among PANAVISION INC., a Delaware corporation (the "Borrower") the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"). CHASE SECURITIES INC., as advisor and arranger, CREDIT SUISSE FIRST BOSTON, as documentation agent, and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

                                  WITNESSETH:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

         WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                             SECTION I. AMENDMENTS

         1.1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of the following defined terms in their entireties and inserting in lieu thereof the following new definitions in proper alphabetical order:

         "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                   ALTERNATE BASE               EURODOLLAR
                                     RATE LOANS                    LOANS
                                     ----------                    -----
Revolving Credit Loans                   1.25%                     2.25%
Tranche A Term Loans                     1.25%                     2.25%
Tranche B Term Loans                     1.50%                     2.50%

provided that on and after the first Adjustment Date (as defined below) occurring after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans will be determined as follows:

                                       Applicable Margin                             Applicable Margin
                                      for Eurodollar Loans                            for ABR Loans
                             --------------------------------------      ---------------------------------------
                             Revolving    Tranche A       Tranche B      Revolving      Tranche A      Tranche B
     Consolidated             Credit        Term            Term          Credit          Term           Term
Total Leverage Ratio          Loans         Loans           Loans          Loans          Loans          Loans
----------------------------------------------------------------------------------------------------------------
(greater than or equal
to) 7.00 to 1.00              3.25%          3.25%          3.50%          2.25%          2.25%          2.50%

(less than) 7.00 to 1.00
but (greater than or equal
to) 6.50 to 1.00              3.00%          3.00%          3.25%          2.00%          2.00%          2.25%

(less than) 6.50 to 1.00
but (greater than or equal
to) 6.00 to 1.00              2.75%          2.75%          3.00%          1.75%          1.75%          2.00%

(less than) 6.00 to 1.00
but (greater than or equal
to) 5.50 to 1.00              2.50%          2.50%          2.75%          1.50%          1.50%          1.75%

(less than) 5.50 to 1.00
but (greater than or equal
to) 5.00 to 1.00              2.25%          2.25%          2.50%          1.25%          1.25%          1.50%

(less than) 5.00 to 1.00
but (greater than or equal
to) 4.50 to 1.00              2.00%          2.00%          2.25%          1.00%          1.00%          1.25%

(less than) 4.50 to 1.00
but (greater than or equal
to) 4.00 to 1.00              1.75%          1.75%          2.25%          0.75%          0.75%          1.25%

(less than) 4.00 to 1.00      1.50%          1.50%          2.25%          0.50%          0.50%          1.25%

Changes in the Applicable Margin with respect to Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section
6.1 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 7.00 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this definition be deemed to be greater than 7.00 to
1.00. Each determination of the Consolidated Total Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements."

         "Consolidated EBITDA": for any period, for the Borrower and its Subsidiaries, the sum of the following (without duplication): (a) Consolidated Net Income for such period (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in determining Consolidated Net Income) for such period plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining Consolidated Net Income) for such period plus (d) the aggregate amount of Consolidated Interest Expense for such period minus (e) the aggregate amount of interest income for such period plus (f) the aggregate amount of up-front or one-time fees or expenses payable in respect of Rate Hedging Agreements during such period (to the extent deducted in determining Consolidated Net Income for such period) plus (g) the amount of unrealized foreign exchange losses (net of any gains)
(or minus the amount of unrealized foreign exchange gains (net of any losses)) plus (h) Transaction Charges (to the extent deducted in determining
Consolidated Net Income) plus (i) the items set forth on Schedule 1.1B with respect to the 1998 second fiscal quarter of the Borrower plus (j) to the extent deducted in determining Consolidated Net Income in such period, the amendment fees paid or payable in such period in respect of the Second
Amendment dated as of June 30, 1999 to this Agreement. For purposes of this definition, Consolidated EBITDA for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 shall be $14,805,000, $21,663,000 and
$18,497,000, respectively.

         "Foreign Working Capital Line": any committed, advised or unadvised line of credit or other credit facility made available by any Leader or any affiliate of any Lender or any other Person to a Foreign Subsidiary and, as the context may require, any outstanding obligation from time to time of such Foreign Subsidiary owing thereunder.

        "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Rate Hedging Agreements, any affiliate of any Lender or, in the case of Foreign Working Capital Lines, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Rate Hedging Agreement entered into with any Lender or any affiliate of any Lender, any guarantee by the Borrower of any Foreign Working Capital Lines provided by any affiliate of any Lender, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         1.2 Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by adding thereto a new Section 5.2(c) reading in its entirety as follows:

        (c) Foreign Working Capital Lines. On such date and after giving effect to the extension of credit requested to be made on such date, the aggregate principal amount of the

Revolving Extensions of Credit and the aggregate principal amount outstanding of the Foreign Working Capital Lines shall not exceed the aggregate amount of the Revolving Credit Commitments, and the Borrower shall have provided a certificate to such effect including the supporting calculations.

         1.3. Amendment to Section 7.1. Section 7.1. of the Credit Agreement is hereby amended by deleting Sections (a) and (b) in their entireties and substituting in lieu thereof the following:

         "(a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any fiscal quarter which day shall occur during the following periods to exceed the following respective ratios:

                                                       Consolidated Total
             Period                                      Leverage Ratio
             ------                                      --------------

April 1, 1999 to June 30, 2000                             7.50 to 1.00
July 1, 2000 to June 30, 2001                              7.25 to 1.00
July 1, 2001 to December 31, 2001                          6.75 to 1.00
January 1, 2002 to June 30, 2002                           5.50 to 1.00
July 1, 2002 and thereafter                                5.00 to 1.00

         (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (x) ending during the period June 30, 1999 to December 31, 2001, to be less than 2.25 to 1.00 and (y) ending thereafter, to be less than 2.50 to 1.00; provided that (i) for the purposes of determining the ratio described above for the fiscal quarter of the Borrower ending September 30, 1998 (the first date for which such ratio shall be calculated hereunder), Consolidated Interest Expense shall be an amount equal to the Consolidated Interest Expense for the fiscal quarter ending September 30, 1998 multiplied by 4, (ii) for purposes of determining the ratio described above for the fiscal quarter of the Borrower ending December 31, 1998, Consolidated Interest Expense shall be an amount equal to the sum of Consolidated Interest Expense for the fiscal quarters ending September 30, 1998 and December 31, 1998 multiplied by two and (iii) for purposes of determining the ratio described above for the fiscal quarter of the Borrower ending March 31, 1999, Consolidated Interest Expense shall be an amount equal to the sum of Consolidated Interest Expense for the fiscal quarters ending September 30, 1998, December 31, 1998 and March 31, 1999 multiplied by 4/3.**

         1.4. Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by deleting subsection 7.2(h) in its entirety and replacing in lieu thereof the following:

         "(h) Guarantee Obligations of the Borrower in respect of Indebtedness of any Wholly Owned Subsidiary Guarantor and the Foreign Capital Working Lines to the extent such Indebtedness is not prohibited by this Agreement.

         1.5. Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of Section 7.2(h), (ii) deleting the period at the end of Section 7.2(i) and substituting it for"; and" and (iii) adding the following Section 7.2(j):

         "(j) Indebtedness in respect of any Foreign Working Capital Lines, provided that the aggregate principal amount outstanding of such Indebtedness (calculated without duplication of any guarantee thereof at any time outstanding) does not exceed the lesser of (x) $5,000,000 or (y) the aggregate Available Revolving Credit Commitment."

         1.6. Amendment to Section 7.3. Section 7.3 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of Section 7.3(n), (ii) deleting the period at the end of Section 7.3(o) and substituting it for"; and" and (iii) adding the following Section 7.3(p):

     "(p) Liens on the assets of any Foreign Subsidiary to secure its obligations in respect of Indebtedness of such Foreign Subsidiary under any Foreign Working Capital Lines of Credit permitted under Section 7.2(j)."

        1.7. Amendment to Section 7.7. The Credit Agreement is hereby amended by deleting Section 7.7 in its entirety and substituting in lieu thereof the following:

          "7.7. Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $45,000,000 for the 1998 fiscal year of the Borrower, $35,000,000 for the 1999 fiscal year of the Borrower, $30,000,000 per fiscal year for the 2000-2001 fiscal years of the Borrower, and $52,000,000 in each fiscal year of the Borrower thereafter; provided that (i) up to $15,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause
     (i) above and, second, in respect of amounts permitted for such fiscal year as provided above; (b) Capital Expenditures made with the proceeds of any event which would be a Recovery Event but for the second parenthetical clause in the definition thereof; (c) Capital Expenditures made in connection with a new facility to be leased by Panavision Europe Limited located at Bristol Road, Greenford, Middlesex UB6 ONN,

    United Kingdom with the proceeds of the Disposition of facilities owned by Panavision Europe Limited located at Wycombe Road, Wembley, Middlesex HAO IQD, United Kingdom and Wycombe Road, Wembley, Middlesex HAO IQN, United Kingdom; (d) Capital Expenditures made with Excess Cash Flow not required to be applied to the prepayment of the Term Loans and/or the reduction of the Revolving Credit Commitments pursuant to Section 2.10(b); and (e) Capital Expenditures made with the proceeds of any Dispositions of Property by the Borrower or its Subsidiaries pursuant to Section 7.5(a)(1).

                           SECTION II. MISCELLANEOUS

         2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above (the "Second Amendment Effective Date") upon satisfaction of the following conditions:

         (a) The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders; and

         (b) The Administrative Agent shall have received, for the account of each Lender executing this Amendment, an amendment fee equal to 1/4% of each such Lender's Commitment.

Interest that is payable after the Second Amendment Effective Date but that accrued prior thereto shall be payable at the interest rates in effect prior to this Amendment becoming effective.

        2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

        2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and and all of said counter parts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

        2.4. Continuing Effect: No Other Amendments. Except to the extent the Credit Agreement is expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

        2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

        2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       PANAVISION INC.

                                       By: /s/ Joseph P. Page
                                          --------------------------------------
                                          Name:  Joseph P. Page
                                          Title: CAO

                                       THE CHASE MANHATTAN BANK, as
                                         Administrative Agent and as a Lender

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CREDIT SUISSE FIRST BOSTON, as
                                         Documentation Agent and as a Lender

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ABN AMRO BANK N.V.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BANKBOSTON, N.A.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BANQUE WORMS CAPITAL CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CREDIT AGRICOLE INDOSUEZ

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CRESCENT/MACH I PARTNERS, L.P.

                                       By: TCW Asset Management Company
                                           Its Investment Manager



                                       By: /s/ Justin L. Driscoll
                                          --------------------------------------
                                          Name:  Justin L. Driscoll
                                          Title: Senior Vice President

                                       EATON VANCE MANAGEMENT SENIOR
                                       LOAN FUND

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       FIRST DOMINION FUNDING I

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       THE FUJI BANK, LIMITED,
                                       NEW YORK BRANCH

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       KZH CRESCENT-2 LLC

                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Name:  Peter Chin
                                          Title: Authorized Agent

                                       KZH CYPRESSTREE-1 LLC

                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Name:  Peter Chin
                                          Title: Authorized Agent

                                       KZH ING-2 LLC

                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Name:  Peter Chin
                                          Title: Authorized Agent

                                       KZH SOLEIL LLC

                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Name:  Peter Chin
                                          Title: Authorized Agent

                                       LEHMAN SYNDICATED LOAN FUNDING

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       LLOYDS TSB BANK PLC

                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title: Vice President

                                       By: /s/ David C. Rodway
                                          --------------------------------------
                                          Name:  David C. Rodway
                                          Title: Assistant Vice President
                                                 R156

                                       THE LONG TERM CREDIT BANK OF JAPAN,
                                       LTD., LOS ANGELES AGENCY

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       MERRILL LYNCH PRIME RATE PORTFOLIO

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       MERRILL LYNCH SENIOR FLOATING RATE
                                       FUND, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       MSDW PRIME INCOME TRUST

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ML CLO XV PILGRIM AMERICA (CAYMAN) LTD

                                       By: Pilgrim Investments, Inc.,
                                             as its investment manager

                                       By: /s/ Robert L. Wilson
                                          -------------------------------------
                                          Name:  Robert L. Wilson
                                          Title: Vice President

                                       ML DEBT STRATEGIES FUND, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       NATEXIS BANQUE

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PILGRIM AMERICA HIGH INCOME
                                       INVESTMENT
                                       By: Pilgrim Investments, Inc.,
                                           as its Investment Manager

                                       By: /s/ Robert L. Wilson
                                          --------------------------------------
                                          Name:  Robert L. Wilson
                                          Title: Vice President

                                       PILGRIM PRIME RATE TRUST
                                       By: Pilgrim Investments, Inc.,
                                           as its Investment Manager

                                       By: /s/ Robert L. Wilson
                                          --------------------------------------
                                          Name:  Robert L. Wilson
                                          Title: Vice President

                                       SENIOR DEBT PORTFOLIO
                                       By: Boston Management and Research
                                           as Investment Advisor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       SEQUILS-PILGRIM I, LTD.
                                       By: Pilgrim Investments, Inc.,
                                           as its investment manager

                                       By: /s/ Robert L. Wilson
                                          --------------------------------------
                                          Name:  Robert L. Wilson
                                          Title: Vice President

                                       SOCIETE GENERALE

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       VAN KAMPEN CLO 1, LIMITED
                                       By: VAN KAMPEN
                                       MANAGEMENT INC.,
                                       as Collateral Manager

                                       By: /s/ Jeffrey W. Maillet
                                          --------------------------------------
                                          Name:  Jeffrey W. Maillet
                                          Title: Sr. Vice Pres. & Director

                                       EATON VANCE SENIOR INCOME TRUST
                                       By: Eaton Vance Management
                                           as Investment Advisor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: